Exhibit 99.1

HealthLynked Announces Sale of ACO Health Partners

Consideration Up to $3 Million in Cash and $7 Million in IPO Shares of PBACO

Naples, Fla., January 20, 2023 — HealthLynked (OTCQB: HLYK), a global healthcare network focused on care management of its members and a provider of healthcare technologies that connect doctors, patients, and medical data, today announced that it has signed a definitive agreement to sell its ACO Health Partners (“AHP”) subsidiary to PBACO Holding, LLC (“PBA”), which operates under the DBA Palm Beach Accountable Care Organization (“PBACO”). Under the terms of the agreement, HealthLynked will receive the following consideration:

●	$750,000 in cash paid at signing of the definitive agreement.

●	Up to $2.25 million incremental cash based on agreement to participate in PBACO by AHP’s existing physician practices or newly added practices, scaled based on the number of covered patients transferred to PBACO by July 31, 2023.

In the event that PBA completes a planned initial public offering (“IPO”) by August 1, 2024, HealthLynked will receive shares in the public entity at the time of the IPO with a value equal to AHP’s 2021 earnings times the EBITDA multiple used to value the public entity’s IPO shares, net of any cash consideration previously paid by the buyer. For example, if the Healthlynked portion of the public entity’s shares are valued at $10.0 million, HealthLynked would receive approximately $10.0 million in shares of the public entity, less up to $3 million cash consideration received pre-IPO, for net incremental consideration of $7 million in IPO shares. The total consideration, including all IPO shares, vest half at the time of the IPO and half subject to a five-year earnout based on the performance metrics of AHP, or until AHP is transferred to PBACO. The transfer is expected to occur by 2024, at which time the earnout conditions would no longer apply and the balance of the escrowed earnout shares would be issuable to HealthLynked without any required performance metrics.

In the event that PBA goes public through means other than an IPO, the parties would modify the terms to implement such alternate structure. In the event PBA does not go public within eighteen months of the signing date, by August 1, 2024, the transaction consideration is capped at the initial cash consideration of up to $3 million.

HealthLynked will also receive the net proceeds, including allocation for expenses, from any Medicare Shared Savings related to AHP’s performance year 2022, which, if earned, would be determined and paid by the Centers for Medicare and Medicaid Services by October 2023.

HealthLynked will allocate up to $500,000 of the incremental $2.25 million participation-based cash proceeds as an advance to AHP’s participating physicians to incentivize participation in PBACO going forward and continued quality patient care. Participating physician advances will be repaid out of AHP’s 2023 performance year Medicare Shared Savings received in 2024.

Effective as of January 17, 2023, PBA assumes responsibility for managing AHP’s business operations and for AHP’s operating expenses. Formal transfer of equity ownership of AHP from HealthLynked to PBA will occur at the earlier of PBA’s IPO, PBA going public by other means, or, if PBA does not go public, on August 1, 2024. Until that time, HealthLynked has the right, but not the obligation, to reacquire AHP for a price equal to any consideration already paid by PBA for AHP, plus all expenses incurred by PBA in operating AHP after January 16, 2023.

HealthLynked discontinued its ACO/MSO business segment with the transfer of operations to PBA.

George O’Leary, HealthLynked’s CFO stated, “HealthLynked and AHP are very excited to partner with PBA to have our ACO participating practices and their Medicare patients in the very capable hands of PBACO, the number one ACO in Medicare shared savings in four of the last five years with 100% quality scores over the last two performance years.”

Dr. Michael Dent, HealthLynked’s CEO stated, “We are thrilled to be working with such a likeminded group that prioritizes physician efficiency and high quality patient care. We look forward to expanding our relationship by offering our HealthLynked online concierge services to their participating practices and patients.”

Dr. Hansen, PBACO’s Physician CEO stated, “We are excited to merge two already successful companies and expect it will yield a great outcome for both organizations and all stakeholders. AHP is a high performing ACO with ten years of experience and represents important markets aligned with PBACO’s growth goals. Both organizations are aligned in supporting independent physicians to provide efficient and high quality patient care.”

About HealthLynked

HealthLynked Corp. provides a solution for both patient members and providers to improve healthcare through the efficient exchange of medical information. The HealthLynked Network is a cloud-based platform that allows members to connect with their healthcare providers and take more control of their healthcare. Members enter their medical information, including medications, allergies, past surgeries, and personal health records, in one convenient online and secure location, free of charge. Participating healthcare providers can connect with their current and future patients through the system. Benefits to in-network providers include the ability to utilize the HealthLynked patent-pending patient access hub “PAH” for patient analytics. Other benefits for preferred providers include HLYK marketing tools to connect with their active and inactive patients to improve patient retention, access more accurate and current patient information, provide more efficient online scheduling, and to fill last-minute cancelations using the Company’s “real-time appointment scheduling” all within its mobile application. Preferred providers pay a monthly fee to access these HealthLynked services. For additional information about HealthLynked Corp., please visit www.healthlynked.com and connect with HealthLynked on Twitter, Facebook, Instagram, and LinkedIn.

About PBACO Holding, LLC

PBACO Holding, LLC, DBA Palm Beach Accountable Care Organization (PBACO), is a physician owned and operated value-based network of approximately 400 primary care physicians (PCPs) and 300 specialist physicians in Florida. PBACO operates upside and downside risk Medicare and commercial ACOs with approximately 93,000 Medicare and 123,000 commercial lives and a total of $1.7 billion annual billing under management. In MSSP Performance Year 2021, PBACO ranked 1st nationally out of 475 ACOs with $61.9 million in shared savings while achieving a perfect 100% quality score. PBACO was also the top ranked ACO by shared savings in Performance Years 2020, 2019, 2018 and 2016. PBACO has saved Medicare an estimated $628 million over 9.5 performance years, the most of any ACO in MSSP history. PBACO’s mission is to build the highest performing network of PCPs and specialists to increase value to patients, health plans and employers. PBACO’s primary philosophy is to increase PCP access and implement systems and processes to promote preventative care and chronic disease management, increasing care quality and population health, and reducing unnecessary healthcare expense.

Forward-Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, including as a result of any acquisitions, performance, or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by our management, and us are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to our operations and us are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in other filings we have made with the U.S. Securities and Exchange Commission. These reports are publicly available at www.sec.gov.

HLYK Contact:

George O’Leary

Chief Financial Officer

goleary@healthlynked.com

+1 (800)-928-7144, ext. 103

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